        Exhibit 10.1
Motorola Solutions, Inc.
2024-2026 Long Range Incentive Plan (LRIP) Terms
As Approved by the Compensation and Leadership Committee
On February 21, 2024

Design Feature	2024-2026 LRIP
Performance Cycle	Three years from January 1, 2024 through December 31, 2026
Eligible Population	Corporate Vice Presidents and above
Performance Criteria

Relative Total Shareholder Return (TSR)
TSR Defined as:
Ending stock price
(Daily average during the final three months of the Performance Cycle)
+ Value of reinvested dividend
= Total ending value
– Beginning stock price
(Daily average during the three months preceding the Performance Cycle)
= Total value create
÷ Beginning share price
(Daily average during the three months preceding the Performance Cycle)
= Total shareholder return

Negative TSR Component	If the resulting TSR performance for Motorola Solutions is negative, the Committee will have full discretion to reduce the final calculated payout.
Comparator Group	S&P 500 defined as companies in the S&P 500 at the beginning of the performance period; must be publically traded on or after July 1, 2025 to be included in the TSR percentile calculation at the end of the performance cycle.
Payout Scale	Relative TSR Payout Scale
	MSI 3-Year TSR Percentile Rank	Payout Factor
	90th – 100th Percentile	250%
	80th – 89.99th Percentile	200%
	70th – 79.99th Percentile	175%
	60th – 69.99th Percentile	150%
	55th – 59.99th Percentile	110%
	50th – 54.99th Percentile	90%
	45th – 49.99th Percentile	80%
	35th – 44.99th Percentile	50%
	30th – 34.99th Percentile	30%
	< 30.00th Percentile	0%